As filed with the Securities and Exchange Commission on July 25, 2018

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Amended and Restated QUALCOMM Incorporated
2001 Employee Stock Purchase Plan, as amended
(Full title of the plans)

Steve Mollenkopf
Chief Executive Officer
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, Par Value $0.0001 per share	30,000,000	$58.79	$1,763,703,000	$219,582

(1)	The securities to be registered include rights to acquire Common Stock.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(3)
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the registrant’s shares of common stock on July 20, 2018, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, QUALCOMM Incorporated (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 30,000,000 additional shares of the Company’s common stock for issuance under the Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan, as amended (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the Commission on April 23, 2015 (SEC File No. 333-203575), March 30, 2011 (SEC File No. 333-173184), April 24, 2008 (SEC File No. 333-150423), February 28, 2003 (SEC File No. 333-103497) and May 8, 2001 (SEC File No. 333-60484).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The Company hereby incorporates by reference in this Registration Statement the following documents:
a.The Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company's latest fiscal year ended September 24, 2017 as filed with the Commission on November 1, 2017.
b.All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
c.The description of the Company’s Common Stock contained in the Company's registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Notwithstanding the foregoing, the Company is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Commission.

Item 8. Exhibits

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2018.

4.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2018.
5	Opinion re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included in signature pages to this Registration Statement)
99.1
Amended and Restated QUALCOMM Incorporated 2001 Employee Purchase Plan, as amended, incorporated by reference to Exhibit 10.62 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 25, 2018.

QUALCOMM Incorporated

By:	/s/ Steve Mollenkopf
Steve Mollenkopf
Chief Executive Officer and Director

POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Steve Mollenkopf and George S. Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan, as amended, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Mollenkopf	Chief Executive Officer and Director	July 25, 2018
Steve Mollenkopf	(Principal Executive Officer)

/s/ George S. Davis	Executive Vice President and Chief Financial Officer	July 25, 2018
George S. Davis	(Principal Financial and Accounting Officer)

/s/ Barbara T. Alexander	Director	July 25, 2018
Barbara T. Alexander

/s/ Mark Fields	Director	July 25, 2018
Mark Fields

/s/ Jeffrey W. Henderson	Director	July 25, 2018
Jeffrey W. Henderson

/s/ Thomas W. Horton	Director	July 25, 2018
Thomas W. Horton

/s/ Ann M. Livermore	Director	July 25, 2018
Ann M. Livermore

/s/ Harish Manwani	Director	July 25, 2018
Harish Manwani

/s/ Mark D. McLaughlin	Director	July 25, 2018
Mark D. McLaughlin

/s/ Clark T. Randt, Jr.	Director	July 25, 2018
Clark T. Randt, Jr.

/s/ Francisco Ros	Director	July 25, 2018
Francisco Ros

/s/ Kornelis (Neil) Smit	Director	July 25, 2018
Kornelis (Neil) Smit

/s/ Anthony J. Vinciquerra	Director	July 25, 2018
Anthony J. Vinciquerra